Exhibit 10.35

TERRASCEND CORP. – STOCK OPTION AGREEMENT

1. Participant Information

Participant Name
Participant ID
Participant Address

2. Overview

TerrAscend Corp. (the “Corporation”) has a stock option plan with an original effective date of March 8, 2017 and an amended and restated effective date of August 6, 2018, January 8, 2019, April 27, 2020, November 2, 2022, June 22, 2023, and June 26, 2023 (as it may be further amended at any time in accordance with its terms) (the “Plan”). A copy of the Plan in effect on the date of this agreement is available to download below and is stored in your eDocument section on Siebert.

The board of directors of the Corporation has authorized the granting to you (the “Participant”) of options under the Plan, having the terms set out in this online grant acceptance (the “Options”).

All capitalized terms used in this grant acceptance but not defined herein shall have the meanings ascribed to them in the Plan.

3. Award Details

Participant Name
Grant Number
Grant Date
Strike Price (USD)

4. Vesting Details

Milestone	Date	Number of Shares Vesting
Vesting Date 1
Vesting Date 2
Vesting Date 3
Vesting Date 4

5. Other Terms

Effect of Termination. The expiry of the Options will be accelerated if the Participant ceases to be an Eligible Person (as defined in the Plan), including as a result of a termination of the Participant’s employment, as set out in further detail in sections 4.10 and 4.14 of the Plan.

Withholding Taxes. The Corporation may take reasonable steps for the withholding of any taxes or other source deductions that it is required to remit in connection with the Options or any issuance of shares upon the exercise of the Options, as described in more detail in the Plan.

Transferability. The Participant will not, directly or indirectly, transfer or assign the Options, except as expressly permitted in the Plan.

Incentive Stock Options. If the Option is identified above as an “ISO” (or “Incentive Stock Option”), then the following additional rules apply, which rules are also set forth in the Plan:

·

To the extent that the aggregate fair market value of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year exceeds US$100,000, such excess shall be considered to be Nonqualified Stock Options. For this purpose, the “fair market value” of the Shares subject to Options shall be determined as of the Grant Date of the Options. In reducing the number of Options treated as Incentive Stock Options to meet the US$100,000 limit, the most recently granted Options shall be reduced first. To the extent that a reduction of simultaneously granted Options is necessary to meet the US$100,000 limit, the Board may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

·	The Option will terminate and no longer be exercisable on the tenth (10th) anniversary of the Grant Date of such Option.

·

The Option may not be transferred, assigned, or pledged by the Participant, except by will or by the laws of descent and distribution. The Option may be exercised during the Participant’s lifetime only by the Participant.

·

If the Participant makes any disposition of Shares issued to the Participant pursuant to the exercise of the Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), then the Participant agrees to notify the Corporation of such disposition within ten (10) days thereof.

U.S. Participant Representations. If the Participant is a U.S. Participant, then such Participant hereby represents and warrants to the Corporation as follows in connection with such Participant’s acceptance of any grant of Options:

·

The U.S. Participant is familiar with the provisions of Rule 701 promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”), which permit limited public resales of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

·	The U.S. Participant acknowledges and agrees that the Plan and the grant of Options are intended to comply with Rule 701 (and, to the extent applicable, Section 25102(o)), and any provision that is inconsistent with Rule 701 (and, to the extent applicable Section 25102(o)) shall, without further action or amendment by the Corporation, be reformed to comply with the requirements of Rule 701 and/or Section 25102(o).

·

The U.S. Participant understands that (i) the exercise of the Option and the issuance and transfer of the Shares shall be subject to compliance by the Corporation and the U.S. Participant with all applicable requirements of federal, foreign, and state securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed at the time of such issuance or transfer and (ii) the Corporation is under no obligation to register or qualify the Shares with the U.S. Securities and Exchange Commission (the “SEC”), any state securities regulator or governmental body, or any stock exchange to effect such compliance.

·

The U.S. Participant acknowledges and agrees that he/she shall not transfer, assign, grant a lien or security interest in, encumber, pledge, hypothecate, or otherwise dispose of any of the Shares (or any interest therein) unless and until the U.S. Participant shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation (or its counsel), that: (i)(A) the proposed transfer or disposition does not require registration under any applicable federal, foreign, or state securities laws, and (B) all appropriate actions necessary for compliance with the registration requirements or of any exemption available under the Securities Act, including, without limitation, Rule 144, or other applicable federal, foreign, and state securities laws have been taken by such U.S. Participant; and (ii) the proposed disposition or transfer will not result in the contravention of any transfer restrictions applicable to the Shares pursuant to the provisions of the regulations promulgated under Rule 701, Section 25102(o), to the extent applicable, or under any other applicable securities laws or adversely affect the Corporation’s ability to rely on the exemption(s) from registration under the Securities Act or under any other applicable securities laws for the grant of the Option, the issuance of the Shares thereunder, or any other issuance of securities under the Plan.

·

If the U.S. Participant is a resident of the State of California on the date of the Option grant and which grant is intended to be exempt from registration in California pursuant to Section 25102(o), then such U.S. Participant has read and reviewed the limitations, terms, and conditions set forth in the California Supplement to the Plan.

·

The U.S. Participant understands and acknowledges that the Corporation will rely, without qualification or limitation, upon the accuracy of the representations set forth herein and the U.S. Participant hereby consents to such reliance.

Rights of Participant. The Participant will not have any rights as a shareholder of the Corporation with respect to any of the shares issuable on exercise of the Options until the Participant has exercised the Options in accordance with the terms of the Plan and has been issued the shares. Nothing in the Plan or this online grant acceptance will confer on the Participant any right to continue in the employment or service of the Corporation or any Subsidiary or affect in any way the right of the Corporation or any Subsidiary to terminate the Participant's employment or service at any time.

Independent Legal Advice. The Participant acknowledge that he/she had the opportunity to receive independent legal advice from his/her own counsel with respect to the terms of this online grant acceptance, and understands the risks associated with acquiring shares pursuant to the Plan.

Governing Law. This online grant acceptance is governed by, and is to be construed and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in that Province.

Time of Essence. Time is of the essence in all respects of this online grant acceptance.

Acceptance of Stock Option Agreement

I accept and agree to be bound by all of the terms set out above and included as Other Terms and to accept and be bound by the Plan.

______________________________ Dated: ______________________________
Name: